Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS THIRD FISCAL QUARTER FINANCIAL RESULTS

Pompano Beach, Florida, January 22, 2013 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2012.  Net income was $4.6 million, or $0.23 diluted per share, for the quarter ended December 31, 2012, compared to net income of $3.9 million, or $0.19 diluted per share, for the quarter ended December 31, 2011, a 19% increase to EPS.  Net income was $12.6 million, or $0.63 diluted per share, for the nine months ended December 31, 2012, compared to net income of $12.7 million, or $0.61 diluted per share, for the nine months ended December 31, 2011, a 3.2% increase to EPS.  Net sales for the quarter ended December 31, 2012 were $49.6 million, compared to $50.5 million for the quarter ended December 31, 2011, a decrease of 1.8%.  Net sales for the nine months ended December 31, 2012 were $176.7 million, compared to $182.3 million for the nine months ended December 31, 2011, a decrease of 3.1%.  Online sales increased slightly for the quarter ended December 31, 2012, with approximately 78% of all sales being generated via the Internet, compared to 77% for the same period the prior year.

Menderes Akdag, President & CEO, commented: “We were able to increase our gross margins and decrease our operating expenses to improve our bottom line results this quarter.  For the quarter ending December 31, 2012 our gross profit increased by 75 basis points, this increase can be attributed to a change in our product mix to higher margin items, including generics.  For the quarter ending December 31, 2012 our operating expenses decreased by 170 basis points, mainly due to a reduction in advertising spending.  The advertising costs of acquiring a new customer were reduced to $35 for the quarter ended December 31, 2012, compared to $36 for the same quarter the prior year.  Cash from operation for the nine months ended December 31, 2012 increased 59% to $21.8 million, compared to $13.7 million for the same period the prior year.  Although sales were slightly down during the quarter ended December 31, 2012, reorder sales increased by 1.2%.  The unavailability of Novartis brands, due to the manufacturer’s suspended production, continued to negatively impact our sales.  Looking to the future, we will continue to focus on advertising efficiency to improve new order sales and shift sales to higher margin items, including generics, while continuing to expand our product offerings.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on January 22, 2013 until February 5, 2013 at 11:59 P.M. Eastern Time.  To access the replay, call (800) 839-1163 (toll free) or (402) 998-1073, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2012.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	March 31,
	2012	2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$30,018	$46,801
Short term investments - available for sale	15,455	10,347
Accounts receivable, less allowance for doubtful accounts of $2 and $5, respectively	744	1,572
Inventories - finished goods	18,719	26,217
Prepaid expenses and other current assets	1,578	1,241
Deferred tax assets	1,062	1,230
Prepaid income taxes	-	199
Total current assets	67,576	87,607

Property and equipment, net	2,295	2,597
Intangible asset	860	860

Total assets	$70,731	$91,064

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,974	$6,619
Accrued expenses and other current liabilities	2,194	2,772
Income taxes payable	246	-
Total current liabilities	8,414	9,391

Deferred tax liabilities	247	492

Total liabilities	8,661	9,883

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,001 and 20,338 shares issued and outstanding, respectively	20	20
Retained earnings	62,055	81,108
Accumulated other comprehensive (loss) gain	(14)	44

Total shareholders' equity	62,070	81,181

Total liabilities and shareholders' equity	$70,731	$91,064

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

 (In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Sales	$49,609	$50,523	$176,709	$182,326
Cost of sales	32,397	33,369	117,823	121,128

Gross profit	17,212	17,154	58,886	61,198

Operating expenses:
General and administrative	5,147	5,244	16,440	16,952
Advertising	4,602	5,449	21,876	23,453
Depreciation	254	359	831	1,046
Total operating expenses	10,003	11,052	39,147	41,451

Income from operations	7,209	6,102	19,739	19,747

Other income:
Interest income, net	141	70	264	228
Other, net	(3)	(1)	(3)	62
Total other income	138	69	261	290

Income before provision for income taxes	7,347	6,171	20,000	20,037

Provision for income taxes	2,770	2,273	7,437	7,372

Net income	$4,577	$3,898	$12,563	$12,665

Net income per common share:
Basic	$0.23	$0.19	$0.63	$0.61
Diluted	$0.23	$0.19	$0.63	$0.61

Weighted average number of common shares outstanding:
Basic	19,808	20,082	19,963	20,788
Diluted	19,923	20,180	20,077	20,886

Comprehensive income	$4,494	$3,907	$12,505	$12,816

Cash dividends declared per common share	$1.150	$0.125	$1.450	$0.375

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net income	$12,563	$12,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	831	1,046
Share based compensation	1,496	1,686
Deferred income taxes	(77)	(175)
Bad debt expense	37	40
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	791	306
Inventories - finished goods	7,498	(806)
Prepaid income taxes	199	562
Prepaid expenses and other current assets	(337)	(977)
Accounts payable	(645)	(182)
Accrued expenses and other current liabilities	(761)	(443)
Income taxes payable	246	-
Net cash provided by operating activities	21,841	13,722

Cash flows from investing activities:
Net change in investments	(5,166)	10,877
Purchases of property and equipment	(529)	(624)
Net cash (used in) provided by investing activities	(5,695)	10,253

Cash flows from financing activities:
Dividends paid	(28,896)	(7,914)
Purchases of treasury stock	(3,865)	(23,685)
Tax adjustment related to restricted stock	(168)	(71)
Net cash used in financing activities	(32,929)	(31,670)

Net decrease in cash and cash equivalents	(16,783)	(7,695)
Cash and cash equivalents, at beginning of period	46,801	49,660

Cash and cash equivalents, at end of period	$30,018	$41,965

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$7,237	$7,056

Dividends payable in accrued expenses	$351	$167

Exhibit 99.1 Page 4 of 4